Exhibit 99.1
For Immediate Release

Hudson Global Reports 2023 First Quarter Results

OLD GREENWICH, CT - May 10, 2023 - Hudson Global, Inc. (Nasdaq: HSON) ("Hudson Global" or "the Company"), a leading global total talent solutions company, announced today financial results for the first quarter ended March 31, 2023.

2023 First Quarter Summary

•Revenue of $43.1 million decreased 17.0% from the first quarter of 2022 and 13.4% in constant currency.
•Adjusted net revenue of $21.8 million decreased 14.9% from the first quarter of 2022 and 12.2% in constant currency.
•Net income was $0.4 million, or $0.11 per diluted share, compared to net income of $3.0 million, or $0.97 per diluted share, for the first quarter of 2022. Adjusted net income per diluted share (non-GAAP measure)* was $0.22 compared to adjusted net income per diluted share of $1.23 in the first quarter of 2022.
•Adjusted EBITDA (non-GAAP measure)* was $1.1 million, compared to adjusted EBITDA of $5.2 million in the first quarter of 2022.
•Total cash including restricted cash was $22.3 million at March 31, 2023.

“In the first quarter of 2023, lower hiring activity, particularly in the technology sector, led to declines in revenue, adjusted net revenue, and adjusted EBITDA versus the prior year quarter," said Jeff Eberwein, Chief Executive Officer of Hudson Global. "Activity in other sectors remains stable and we have seen a number of new business wins thus far in 2023. We are confident in our ability to manage the business in this environment and remain well positioned to respond to the needs of our clients going forward.”

* The Company provides non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States ("GAAP"). Constant currency, adjusted EBITDA, EBITDA, adjusted net income or loss, and adjusted net income or loss per diluted share are defined in the segment tables at the end of this release and a reconciliation of such non-GAAP measures to the most directly comparable GAAP measures is included within such segment tables.

Regional Highlights

All growth rate comparisons are in constant currency.

Americas

In the first quarter of 2023, Americas revenue of $9.3 million decreased 36% and adjusted net revenue of $8.9 million decreased 35% from the first quarter of 2022. EBITDA loss was $0.4 million in the first quarter of 2023 compared to EBITDA of $2.4 million in same period last year. The region generated approximately breakeven adjusted EBITDA in the first quarter of 2023 compared to adjusted EBITDA of $3.5 million in the same period last year.

Asia Pacific

Asia Pacific revenue of $27.3 million decreased 8% and adjusted net revenue of $8.5 million increased 9% in the first quarter of 2023 compared to the same period in 2022. EBITDA was $1.4 million in the first quarter of 2023 compared to EBITDA of $2.0 million in the same period one year ago, and adjusted EBITDA was $1.7 million compared to adjusted EBITDA of $2.4 million in the first quarter of 2022.

Europe

Europe revenue in the first quarter of 2023 increased 16% to $6.5 million and adjusted net revenue of $4.4 million increased 31% from the first quarter of 2022. EBITDA increased to $0.4 million in the first quarter of 2023 compared to EBITDA of $0.1 million in the same period one year ago. Adjusted EBITDA increased to $0.5 million in the first quarter of 2023 compared to adjusted EBITDA of $0.3 million in the first quarter of 2022.

Corporate Costs

In the first quarter of 2023, the Company's corporate costs were $1.1 million compared to $1.0 million in the prior year quarter. Corporate costs in the first quarter of 2023 excluded non-recurring expenses of $0.2 million.

Liquidity and Capital Resources

The Company ended the first quarter of 2023 with $22.3 million in cash, including $0.4 million in restricted cash. The Company used $5.0 million in cash flow from operations during the first quarter of 2023 compared to generating $2.4 million of cash flow from operations in the first quarter of 2022.

Share Repurchase Program

The Company has reduced its share count by 11% since December 31, 2018 and continues to view share repurchases as an attractive use of capital. Under its $10 million common stock share repurchase program, the Company has $0.6 million remaining.

NOL Carryforward

As of December 31, 2022, Hudson Global has $303 million of usable net operating losses (“NOL”) in the U.S., which the Company considers to be a very valuable asset for its stockholders. In order to protect the value of the NOL for all stockholders, the Company has a rights agreement and charter amendment in place that limit beneficial ownership of Hudson Global common stock to 4.99%. Stockholders who wish to own more than 4.99% of Hudson Global common stock, or who already own more than 4.99% of Hudson Global common stock and wish to buy more, may only acquire additional shares with the Board’s prior written approval.

COVID-19 Update

The Company is vigilantly monitoring the business environment surrounding COVID-19 and continues to proactively address this situation as it evolves. The Company believes it can continue to take appropriate actions to manage the business in this challenging environment due to the flexibility of its workforce and the strength of its balance sheet.

Conference Call/Webcast

The Company will conduct a conference call today at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the Company's web site at hudsonrpo.com.

If you wish to join the conference call, please use the dial-in information below:
•Toll-Fee Dial-In Number: (833) 816-1383
•International Dial-In Number: (412) 317-0476

The archived call will be available on the investor information section of the Company's web site at hudsonrpo.com.

About Hudson Global
Hudson Global, Inc. is a leading global total talent solutions provider operating under the brand name Hudson RPO. We deliver innovative, customized recruitment outsourcing and total talent solutions to organizations worldwide. Through our consultative approach, we develop tailored talent solutions designed to meet our clients’ strategic growth initiatives. As a trusted advisor, we meet our commitments, deliver quality and value, and strive to exceed expectations.

For more information, please visit us at hudsonrpo.com or contact us at ir@hudsonrpo.com.

Investor Relations:
The Equity Group
Lena Cati
212 836-9611 / lcati@equityny.com

Forward-Looking Statements
This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; rising inflationary pressures and interest rates; the adverse impacts of the coronavirus, or COVID-19 pandemic; the Company’s ability to successfully achieve its strategic initiatives; risks related to potential acquisitions or dispositions of businesses by the Company; the Company’s ability to operate successfully as a company focused on its RPO business; risks related to fluctuations in the Company's operating results from quarter to quarter; the loss of or material reduction in our business with any of the Company’s largest customers; the ability of clients to terminate their relationship with the Company at any time; competition in the Company's markets; the negative cash flows and operating losses that may recur in the future; risks relating to how future credit facilities may affect or restrict our operating flexibility; risks associated with the Company's investment strategy; risks related to international operations, including foreign currency fluctuations, political events, natural disasters or health crises, including the ongoing COVID-19 pandemic and the Russian invasion of Ukraine conflict; the Company's dependence on key management personnel; the Company's ability to attract and retain highly skilled professionals, management, and advisors; the Company's ability to collect accounts receivable; the Company’s ability to maintain costs at an acceptable level; the Company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the Company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives, and limits on related insurance coverage; the Company’s ability to utilize net operating loss carry-forwards; volatility of the Company's stock price; the impact of government regulations; restrictions imposed by blocking arrangements; and a material weakness in our internal control over financial reporting could have a significant adverse effect on our business and the price of our common stock. Additional information concerning these, and other factors is contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue	$43,072	$51,917

Operating expenses:
Direct contracting costs and reimbursed expenses	21,308	26,344
Salaries and related	17,478	18,261
Office and general	2,939	2,431
Marketing and promotion	981	955
Depreciation and amortization	348	324
Total operating expenses	43,054	48,315
Operating income	18	3,602
Non-operating income (expense):
Interest income, net	64	2
Other income (expense), net	133	(49)
Income before income taxes	215	3,555
(Benefit from) provision for income taxes	(139)	536
Net income	$354	$3,019
Earnings per share:
Basic	$0.12	$1.02
Diluted	$0.11	$0.97
Weighted-average shares outstanding:
Basic	3,033	2,967
Diluted	3,122	3,117

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$21,929	$27,123
Accounts receivable, less allowance for expected credit losses of $102 and $51, respectively	27,359	26,270
Restricted cash, current	162	160
Prepaid and other	2,902	1,959
Total current assets	52,352	55,512
Property and equipment, net of accumulated depreciation of $1,023 and $950, respectively	630	673
Operating lease right-of-use assets	1,394	685
Deferred tax assets, net	1,754	1,475
Restricted cash	195	194
Goodwill	4,879	4,875
Intangible assets, net of accumulated amortization of $1,927 and $1,647, respectively	4,253	4,516
Other assets	12	12
Total assets	$65,469	$67,942
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,204	$1,678
Accrued salaries, commissions, and benefits	7,493	11,584
Accrued expenses and other current liabilities	7,212	6,273
Note payable – short term	1,250	1,250
Operating lease obligations, current	576	337
Total current liabilities	17,735	21,122
Income tax payable	82	81
Operating lease obligations	818	348
Other liabilities	439	599
Total liabilities	19,074	22,150
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 20,000 shares authorized;3,861 and 3,823 shares issued; 2,824 and 2,794 shares outstanding, respectively	4	4
Additional paid-in capital	492,040	491,567
Accumulated deficit	(427,091)	(427,394)
Accumulated other comprehensive loss, net of applicable tax	(1,648)	(1,639)
Treasury stock, 1,037 and 1,029 shares, respectively, at cost	(16,910)	(16,746)
Total stockholders’ equity	46,395	45,792
Total liabilities and stockholders’ equity	$65,469	$67,942

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
RECONCILIATION OF ADJUSTED EBITDA
(in thousands)
(unaudited)

For The Three Months Ended March 31, 2023	Americas	Asia Pacific	Europe	Corporate	Total
Revenue, from external customers	$9,272	$27,276	$6,524	$—	$43,072
Adjusted net revenue, from external customers (1)	$8,922	$8,459	$4,383	$—	$21,764
Net income					$354
Benefit from income taxes					(139)
Interest income, net					(64)
Depreciation and amortization					348
EBITDA (loss) (2)	$(430)	$1,434	$444	$(949)	499
Non-operating expense (income), including corporate administration charges	116	241	25	(515)	(133)
Stock-based compensation expense	161	73	77	162	473
Non-recurring severance and professional fees	34	—	—	162	196
Compensation expense related to acquisitions (3)	113	—	—	—	113
Adjusted EBITDA (loss) (2)	$(6)	$1,748	$546	$(1,140)	$1,148

For The Three Months Ended March 31, 2022	Americas	Asia Pacific	Europe	Corporate	Total
Revenue, from external customers	$14,611	$31,133	$6,173	$—	$51,917
Adjusted net revenue, from external customers (1)	$13,702	$8,213	$3,658	$—	$25,573
Net income					$3,019
Provision for income taxes					536
Interest income, net					(2)
Depreciation and amortization					324
EBITDA (loss) (2)	$2,414	$2,027	$147	$(711)	3,877
Non-operating expense (income), including corporate administration charges	212	259	116	(538)	49
Stock-based compensation expense	162	70	48	266	546
Non-recurring severance and professional fees	—	—	—	16	16
Compensation expense related to acquisitions (3)	747	—	—	—	747
Adjusted EBITDA (loss) (2)	$3,535	$2,356	$311	$(967)	$5,235

(1)    Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
(2)    Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income (expense), stock-based compensation expense, and other non-recurring severance and professional fees (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
(3)    Represents compensation expense payable per the terms of acquisition agreements.

HUDSON GLOBAL, INC.
RECONCILIATION OF CONSTANT CURRENCY MEASURES
(in thousands) (unaudited)

The Company operates on a global basis, with the majority of its revenue generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The Company defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, adjusted net revenue, selling, general and administrative expenses ("SG&A"), other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. The Company’s management reviews and analyzes business results in constant currency and believes these results better represent the Company’s underlying business trends. The Company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended March 31,
	2023	2022
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Americas	$9,272	$14,611	$(44)	$14,567
Asia Pacific	27,276	31,133	(1,608)	29,525
Europe	6,524	6,173	(555)	5,618
Total	$43,072	$51,917	$(2,207)	$49,710
Adjusted net revenue (1)
Americas	$8,922	$13,702	$(27)	$13,675
Asia Pacific	8,459	8,213	(432)	7,781
Europe	4,383	3,658	(320)	3,338
Total	$21,764	$25,573	$(779)	$24,794
SG&A:(2)
Americas	$9,245	$11,092	$(115)	$10,977
Asia Pacific	6,804	5,919	(309)	5,610
Europe	3,899	3,387	(298)	3,089
Corporate	1,450	1,249	—	1,249
Total	$21,398	$21,647	$(722)	$20,925
Operating income (loss):
Americas	$(625)	$2,321	$(22)	$2,299
Asia Pacific	1,647	2,274	(121)	2,153
Europe	445	256	(20)	236
Corporate	(1,449)	(1,249)	—	(1,249)
Total	$18	$3,602	$(163)	$3,439
EBITDA (loss):
Americas	$(430)	$2,414	$(27)	$2,387
Asia Pacific	1,434	2,027	(98)	1,929
Europe	444	147	(13)	134
Corporate	(949)	(711)	—	(711)
Total	$499	$3,877	$(138)	$3,739

(1)Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
(2)SG&A is a measure that management uses to evaluate the segments’ expenses and includes salaries and related costs and other selling, general and administrative costs.

HUDSON GLOBAL INCOME PER DILUTED SHARE
(in thousands, except per share amounts)
(unaudited)

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended March 31, 2023	Net Income	Outstanding	Share (1)
Net income	$354	3,122	$0.11
Non-recurring severance and professional fees (after tax)	196	3,122	0.06
Compensation expense related to acquisitions (after tax) (2)	131	3,122	0.04
Adjusted net income (3)	$681	3,122	$0.22

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended March 31, 2022	Net Income	Outstanding	Share (1)
Net income	$3,019	3,117	$0.97
Non-recurring severance and professional fees (after tax)	16	3,117	0.01
Compensation expense related to acquisitions (after tax) (2)	789	3,117	0.25
Adjusted net income (3)	$3,824	3,117	$1.23

(1)    Amounts may not sum due to rounding.

(2)    Represents compensation expense payable per the terms of the Coit acquisition, including a promissory note for $1.35 million payable over three years, and $500k of the Company's common stock vesting over 30 months, as well as earn out payments. In addition, in 2022 represents compensation expense payable in the form of a CFO retention payment per the terms of the Karani acquisition.

(3)    Adjusted net income or loss per diluted share are Non-GAAP measures defined as reported net income or loss and reported net income or loss per diluted share before items such as acquisition-related costs and non-recurring severance and professional fees after tax that are presented to provide additional information about the Company's operations on a basis consistent with the measures that the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted net income or loss per diluted share should not be considered in isolation or as substitutes for net income or loss and net income or loss per share and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as measures of the Company's profitability or liquidity. Further, adjusted net income or loss and adjusted net income or loss per diluted share as presented above may not be comparable with similarly titled measures reported by other companies.